EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

Columbia AMT-Free Tax-Exempt Bond Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 15, 2011
(UNAUDITED)

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in the Fund.

PROPOSAL 1.  To elect directors to the Board.*

-------------------------------------------------------------------------------------------------------------------------
                                  DOLLARS VOTED "FOR"      DOLLARS VOTED "WITHHOLD"     ABSTENTIONS      BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------------------------
01. Kathleen Blatz                  458,037,569.860             19,855,011.879             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
02. Edward J. Boudreau, Jr.         457,701,262.955             20,191,318.784             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
03. Pamela G. Carlton               458,656,003.346             19,236,578.394             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
04. William P. Carmichael           457,600,187.041             20,292,394.698             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
05. Patricia M. Flynn               458,607,214.073             19,285,367.667             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
06. William A. Hawkins              458,176,431.956             19,716,149.784             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
07. R. Glenn Hilliard               458,312,935.843             19,579,645.896             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
08. Stephen R. Lewis, Jr.           458,340,200.684             19,552,381.055             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
09. John F. Maher                   458,833,041.420             19,059,540.319             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
10. John J. Nagorniak               458,470,716.027             19,421,865.713             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
11. Catherine James Paglia          458,920,660.517             18,971,921.223             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
12. Leroy C. Richie                 457,741,510.194             20,151,071.545             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
13. Anthony M. Santomero            458,527,928.096             19,364,653.644             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
14. Minor M. Shaw                   458,173,479.331             19,719,102.409             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
15. Alison Taunton-Rigby            458,331,497.572             19,561,084.167             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
16. William F. Truscott             458,290,869.465             19,601,712.274             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------

PROPOSAL 2. To approve a proposed amendment to the Articles of Incorporation.*

--------------------------------------------------------------------------------------------------------------------
      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------------
        441,206,224.886                17,635,834.831                 19,050,509.582                     12.440
--------------------------------------------------------------------------------------------------------------------

* All dollars of RiverSource Tax-Exempt Series, Inc. are voted together as a single class for the election of directors and the amendment to the Articles of Incorporation.



PROPOSAL 3. To approve a proposed Agreement and Plan of Redomiciling.

--------------------------------------------------------------------------------------------------------------------
      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------------
        345,354,769.397                14,016,087.076                 18,098,117.937                 29,362,247.660
--------------------------------------------------------------------------------------------------------------------

PROPOSAL 4. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

--------------------------------------------------------------------------------------------------------------------
      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------------
        344,857,149.081                14,977,426.657                 17,634,402.301                 29,362,244.030
--------------------------------------------------------------------------------------------------------------------


PROPOSAL 5. To approve a proposal to authorize Columbia Management Investment Advisers, LLC to enter into and materially amend subadvisory agreements in the future, with the approval of the Fund's Board, but without obtaining shareholder approval.

--------------------------------------------------------------------------------------------------------------------
      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------------
        335,805,075.832                24,917,086.640                 16,746,808.308                 29,362,251.290
--------------------------------------------------------------------------------------------------------------------

RESULTS OF MEETING OF SHAREHOLDERS

RiverSource Intermediate Tax-Exempt Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 15, 2011
(UNAUDITED)

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in the Fund.

PROPOSAL 1. To approve an Agreement and Plan of Reorganization between RiverSource Intermediate Tax-Exempt Fund and Columbia Intermediate Municipal Bond Fund.

--------------------------------------------------------------------------------------------------------------------
      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------------
        55,867,809.097                   716,468.622                   1,462,318.550                 13,014,763.400
--------------------------------------------------------------------------------------------------------------------


PROPOSAL 2.  To elect directors to the Board.*

-------------------------------------------------------------------------------------------------------------------------
                                  DOLLARS VOTED "FOR"      DOLLARS VOTED "WITHHOLD"     ABSTENTIONS      BROKER NON-VOTES
-------------------------------------------------------------------------------------------------------------------------
01. Kathleen Blatz                  458,037,569.860             19,855,011.879             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
02. Edward J. Boudreau, Jr.         457,701,262.955             20,191,318.784             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
03. Pamela G. Carlton               458,656,003.346             19,236,578.394             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
04. William P. Carmichael           457,600,187.041             20,292,394.698             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
05. Patricia M. Flynn               458,607,214.073             19,285,367.667             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
06. William A. Hawkins              458,176,431.956             19,716,149.784             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
07. R. Glenn Hilliard               458,312,935.843             19,579,645.896             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
08. Stephen R. Lewis, Jr.           458,340,200.684             19,552,381.055             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
09. John F. Maher                   458,833,041.420             19,059,540.319             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
10. John J. Nagorniak               458,470,716.027             19,421,865.713             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
11. Catherine James Paglia          458,920,660.517             18,971,921.223             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
12. Leroy C. Richie                 457,741,510.194             20,151,071.545             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
13. Anthony M. Santomero            458,527,928.096             19,364,653.644             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
14. Minor M. Shaw                   458,173,479.331             19,719,102.409             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
15. Alison Taunton-Rigby            458,331,497.572             19,561,084.167             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------
16. William F. Truscott             458,290,869.465             19,601,712.274             0.000               0.000
-------------------------------------------------------------------------------------------------------------------------

* All dollars of RiverSource Tax-Exempt Series, Inc. are voted together as a single class for the election of directors.


PROPOSAL 3. To approve a proposed amendment to the Articles of Incorporation.*

--------------------------------------------------------------------------------------------------------------------
      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------------
        441,206,224.886                17,635,834.831                 19,050,509.582                     12.440
--------------------------------------------------------------------------------------------------------------------

* All dollars of RiverSource Tax-Exempt Series, Inc. are voted together as a single class for the amendment to the Articles of Incorporation